Exhibit 10.3

ADMINISTRATION AGREEMENT

BETWEEN

REDWOOD ENHANCED INCOME CORP.

AND

redwood capital management, lLc

This Administration Agreement made this 18th day of March, 2022 (this "Agreement"), by and between REDWOOD ENHANCED INCOME CORP., a Maryland corporation (the "Company"), and REDWOOD CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the "Administrator").

WHEREAS, the Company is a newly organized, non-diversified closed-end management investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company on the terms and conditions hereinafter set forth, and the Administrator wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.              Duties of the Administrator

(a)            Employment of Administrator. The Company hereby retains the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to the supervision of the board of directors of the Company (the "Board of Directors"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)            Services. The Administrator shall will furnish the Company with office facilities, equipment and clerical, bookkeeping and record keeping services. The Administrator will perform or will oversee the performance of, the Company's required administrative services, which will include, among other activities, being responsible for the financial records the Company is required to maintain and preparing reports to the Company's stockholders and reports filed with the Securities and Exchange Commission (the "SEC"). In addition, the Administrator will assist the Company in determining and publishing its net asset value, will oversee the preparation and filing of the Company's tax returns and generally oversees the payment of the Company's expenses and the performance of administrative and professional services rendered to it by others. The Administrator may enter into a sub-administration agreement with a sub-administrator (a "Sub-Administrator"), pursuant to which the Administrator will delegate certain administrative functions to the Sub-Administrator. The Administrator also will offer on the Company's behalf managerial assistance to portfolio companies to which the Company will be required to offer such assistance. To the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

2.              Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.              Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.              Compensation; Allocation of Costs and Expenses. In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by the Company's investment adviser (the "Adviser") pursuant to that certain Investment Advisory Agreement, to be dated as of March 31, 2022 by and between the Company and the Adviser (the "Advisory Agreement"). Except as provided herein or in another agreement between the Company and the Adviser, the Company shall bear all other costs and expenses of its operations and transactions, including those relating to: (a) the Company's organization and offering costs in excess of $1.0 million; (b) the Base Management Fee (as defined in the Advisory Agreement) and any Incentive Fee (as defined in the Advisory Agreement); (c) calculating the Company's net asset value, including the cost of any third-party valuation services and software; (d) the cost of effecting sales and repurchases of shares of the Company's common stock and other securities (except to the extent covered by clause (a) above); (e) fees payable to third parties relating to, or associated with, making investments, including fees and expenses associated with performing due diligence and reviews of prospective investments or complementary businesses, whether or not the investment is consummated; (f) expenses incurred by the Adviser in performing due diligence and reviews of investments; (g) research expenses incurred by the Adviser (including subscription fees and other costs and expenses related to Bloomberg Professional Services); (h) amounts incurred by the Adviser in connection with or incidental to acquiring or licensing software and obtaining research; (i) distributions on the Company's common stock; (j) expenses related to leverage, if any, incurred to finance the Company's investments, including rating agency fees, interest, preferred stock dividends, obtaining lines of credit, loan commitments and letters of credit for the account of the Company and its related entities; (k) transfer agent and custodial fees and expenses; (l) bank service fees; (m) fees and expenses associated with marketing efforts; (n) federal and state registration fees and any stock exchange listing fees; (o) fees and expenses associated with independent audits and outside legal costs; (p) federal, state, local and foreign taxes (including real estate, stamp or other transfer taxes), including costs in connection with any tax audit, investigation or review, or any settlement thereof; (q) complying with Sections 1471 through 1474 of the Code (generally referred to as "FATCA") and/or any foreign account reporting regimes and certain regulations and other administrative guidance thereunder, including the Common Reporting Standard issued by the Organisation for Economic Cooperation and Development, or similar legislation, regulations or guidance enacted in any other jurisdiction, which seeks to implement tax reporting and/or withholding tax regimes as well as any intergovernmental agreements and other laws of other jurisdictions with similar effect; (r) fees and expenses of directors who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act) of the Company or the Adviser; (s) brokerage fees and commissions; (t) fidelity bond, directors and officers, errors and omissions liability insurance and other insurance premiums; (u) the costs of any reports, proxy statements or other notices to the Company's stockholders, including printing costs; (v) costs of holding stockholder meetings; (w) litigation, indemnification and other non-recurring or extraordinary expenses; (x) any governmental inquiry, investigation or proceeding to which the Company and/or an investment is a related party or is otherwise involved, including judgments, fines, other awards and settlements paid in connection therewith; (y) other direct costs and expenses of administration and operation, such as printing, mailing, long distance telephone and staff; (z) costs associated with the Company's reporting and compliance obligations, including under the Investment Company Act and applicable federal and state securities laws (including reporting under Sections 13 and 16 under the Securities Exchange Act of 1934, as amended, and anti-money laundering compliance); (aa) dues, fees and charges of any trade association of which the Company is a member; (bb) costs associated with the formation, management, governance, operation, restructuring, maintenance (including any amendments to constituent documents), winding up, dissolution or liquidation of entities; (cc) fees, costs and expenses incurred in connection with or incidental to co-investments or joint ventures (whether or not consummated) that are not borne by co-investors or joint venture partners; (dd) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; and (ee) all other expenses incurred by either the Administrator or the Company in connection with administering the Company's business, including payments under this Agreement that will be based upon the Company's allocable portion of overhead, and other expenses incurred by the Administrator in performing its obligations under this Agreement, including the fees of any Sub-Administrator, rent, technology systems (including subscription fees and other costs and expenses related to Bloomberg Professional Services and the Adviser's third-party Order Management System), insurance and the Company's allocable portion of the cost of compensation and related expenses of its chief compliance officer and chief financial officer and their respective staffs.

5.              Limitation of Liability of the Administrator; Indemnification. The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an administrator of the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as an administrator of the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.              Limitations on the Employment of the Administrator. The services of the Administrator to the Company are not, and shall not be, exclusive. The Administrator may engage in any other business or render similar or different services to others; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Administrator shall be the only administrator for the Company, subject to the Administrator's right to enter into sub-administration agreements. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Administrator and directors, officers, employees, partners, stockholders, members and managers of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.              Effectiveness; Duration and Termination of this Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors or the "vote of a majority of the outstanding voting securities" (as such term is defined in Section 2(a)(42) of the Investment Company Act) of the Company and (b) the vote of a majority of the Company's Directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

This Agreement may be terminated at any time, without the payment of any penalty, upon not less than 60 days' written notice, by the "vote of a majority of the outstanding voting securities" (as such term is defined in Section 2(a)(42) of the Investment Company Act) of the Company, by the vote of the Board of Directors or by the Administrator.

This Agreement may not be assigned by either party without the consent of the other party. Notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

8.              Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9.              Amendments. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

10.            Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

11.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

*               *               *               *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

redwood enhanced income corp.

By:	/s/ Sean Sauler
	Name	: Sean Sauler
	Title:	Co-President

REDWOOD CAPITAL MANAGEMENT, LLC

By:	/s/ Sean Sauler
	Name:	Sean Sauler
	Title:	Deputy CEO

[Signature Page to Administration Agreement]